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                                                                    Exhibit 23.5


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[CRUTTENDEN ROTH LETTERHEAD]




     May 22, 1996


     To Whom it May Concern:

          We hereby consent to the use of our name in the Joint Proxy Statement/Prospectus in the Section "Reorganization" and to the inclusion of our fairness opinions as an appendix to the Joint Proxy
     Statement/Prospectus.



     Thank You,



     /s/ Byron Roth
     -------------------------
     Byron Roth
     President, Cruttenden Roth





[Footnote - Letterhead]